EXHIBIT 5.1

                 CAPITAL ONE FINANCIAL CORPORATION
                     2980 Fairview Park Drive
                            Suite 1300
                      Falls Church, VA 22042



                          August 6, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

      I am General Counsel of Capital One Financial Corporation, a Delaware corporation (the "Company"), and I am delivering this opinion in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 476,427 shares (the "Shares") of common stock, par value $0.01 per share, of the Company.

      In arriving at the opinions expressed below, I have reviewed the originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments, and of certificates of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives, and I have made such investigations of law, as I have deemed appropriate as the basis for the opinions hereinafter set forth.

      Based upon the foregoing and subject to the qualifications stated herein, I am of the opinion that:

      The Shares have been legally issued and are fully paid and nonassessable.

      I am furnishing this opinion letter in connection with the Company's registration of the Shares under the Registration
Statement. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                                      Very truly yours,

                                      /s/ John G. Finneran, Jr.

                                      John G. Finneran, Jr.